THE APPLETON FUNDS

		CERTIFICATE OF THE ASSISTANT SECRETARY

The undersigned hereby certifies that he is a duly elected Assistant Secretary of The Appleton Funds (the "Fund" or "Trust"); that the following is a true and correct copy of the resolutions approving the amount and form of the Fidelity Bond adopted by a majority vote the members of the Board of Trustees of the Fund, including a majority of the Trustees who are not "interested persons" of the Fund (within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, as amended), adopted the following resolutions at a meeting at which a quorum was present on December 11, 2012:


	RESOLVED, that the amount, type, form and proposed coverage of The Hartford Financial Services Group, Inc.
	Bond (the "Fidelity Bond") is reasonable and the Fidelity
	Bond be, and it hereby is, approved; and it is

	FURTHER RESOLVED, that the Secretary or Assistant Secretary of the Trust be, and she or he hereby is, designated as the person who shall make the filings and give the notices required by paragraph (g) of Rule 17g-1; and it is

	FURTHER RESOLVED, that the officers of the Trust be, and they hereby are, authorized to take any and all other actions required to effect these resolutions.


Witness my hand this 16th day of January, 2013.


				/s/ Benjamin T. Doherty
				--------------------------------
				Benjamin T. Doherty
				Assistant Secretary